Exhibit 99.4

SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

Shell Midstream Partners, L.P. was formed on March 19, 2014. Therefore, no historical financial information of Shell Midstream Partners, L.P. is included in the following tables. Upon completion of this offering, we will own a 43.0% interest in Zydeco, which will acquire ownership of Ho-Ho before the closing of this offering, a 28.6% interest in Mars, a 49.0% interest in Bengal and a 1.612% interest in Colonial. We will account for these interests as follows:

•	Zydeco. Through our 43.0% ownership interest in Zydeco and the right to vote SPLC’s 57.0% retained ownership interest, we will control Zydeco for accounting purposes and will consolidate the results of Zydeco. The 57.0% ownership interest in Zydeco retained by SPLC will be reflected as a noncontrolling interest in our consolidated financial statements going forward.

•	Mars. We will account for our ownership interest in Mars using the equity method of accounting, and the percentage of Mars’ net income attributable to our 28.6% ownership interest will be shown as income from equity investment in our consolidated statements of income going forward. Through our 28.6% ownership interest in Mars and the right to vote SPLC’s 42.9% retained ownership interest, we will have the right to vote 71.5% of the ownership interests in Mars. However, for accounting purposes, we will not control Mars.

•	Bengal. We will account for our ownership interest in Bengal using the equity method of accounting, and the percentage of Bengal’s net income attributable to our 49.0% ownership interest will be shown as income from equity investment in our consolidated statements of income going forward. Through our 49.0% ownership interest in Bengal and the right to vote SPLC’s 1.0% retained ownership interest, we will have the right to vote 50% of the ownership interests in Bengal. However, for accounting purposes, we will not control Bengal.

•	Colonial. We will account for our ownership interest in Colonial using the cost method of accounting, and cash distributions received from Colonial will be shown as dividend income in our consolidated statements of income going forward.

The following table shows selected historical combined financial data of Ho-Ho, our predecessor, and selected unaudited pro forma condensed combined financial data of Shell Midstream Partners, L.P. for the periods ended and as of the dates indicated. The selected historical combined financial data of our predecessor as of, and for the years ended, December 31, 2013 and 2012, are derived from audited combined financial statements of our predecessor, which are included elsewhere in this prospectus. The selected historical unaudited condensed combined financial data of our predecessor as of June 30, 2014 and for the six months ended June 30, 2014 and 2013 are derived from the unaudited condensed combined financial statements of our predecessor included elsewhere in this prospectus. The selected pro forma financial data of Shell Midstream Partners, L.P. as of and for the six months ended June 30, 2014 and for the year ended December 31, 2013 are derived from the unaudited pro forma condensed combined financial statements of Shell Midstream Partners, L.P. included elsewhere in this prospectus. The following table should be read in conjunction with, and is qualified in its entirety by reference to, the audited historical and unaudited pro forma condensed combined financial statements and accompanying notes included elsewhere in this prospectus. The table should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The year ended December 31, 2013 Ho-Ho predecessor financial statements have been restated due to an error in 2013 revenue. See Note 1 to the Ho-Ho combined financial statements for more detail. Additionally, the condensed combined financial statements for the six months ended June 30, 2014 have been revised to reflect the impact of the 2013 error.

The pro forma adjustments in the unaudited pro forma condensed combined balance sheet have been prepared as if certain formation transactions to be effected at the closing of this offering had taken place as of June 30, 2014. The pro forma adjustments in the unaudited pro forma condensed combined statement of income have been prepared as if certain formation transactions to be effected at the closing of this offering had taken place on January 1, 2013. These formation transactions include, and the unaudited pro forma condensed combined financial statements give effect to, the following:

•	the impact of the contribution by SPLC to Zydeco of Ho-Ho and related assets;

•	the contribution by SPLC and the issuance by Zydeco to us of interests in Zydeco collectively representing an aggregate 43.0% ownership interest in Zydeco and execution of an agreement with SPLC giving us the right to vote its 57.0% ownership interest;

•	the contribution by SPLC to us of a 28.6% ownership interest in Mars and execution of an agreement with SPLC giving us the right to vote its 42.9% ownership interest;

•	the contribution by SPLC to us of a 49.0% ownership interest in Bengal and execution of an agreement with SPLC giving us the right to vote its 1.0% ownership interest;

•	the contribution by SPLC to us of a 1.612% ownership interest in Colonial; and

•	our entry into an omnibus agreement with SPLC and certain of its affiliates, including our general partner, pursuant to which, among other things, we will pay an annual fee, initially $8.5 million, to SPLC for general and administrative services.

The unaudited pro forma condensed combined financial statements also reflect the following significant assumptions and formation transactions related to this offering:

•	the issuance of 40,000,000 common units to the public, 2,754,084 general partner units and the incentive distribution rights to our general partner and 27,475,068 common units and 67,475,068 subordinated units to SPLC; and

•	the application of the net proceeds of this offering as described in “Use of Proceeds.”

The unaudited pro forma condensed combined financial statements do not give effect to an estimated $3.6 million per year in incremental general and administrative expenses as a result of being a publicly traded partnership, including costs associated with annual and quarterly reports to unitholders, tax return and Schedule K-1 preparation and distribution, investor relations activities, registrar and transfer agent fees, incremental director and officer liability insurance costs and director compensation. Additionally, the unaudited pro forma condensed combined financial statements do not give effect to changes in insurance expense for Zydeco and Mars.

The summary unaudited pro forma financial data of Mars, Bengal and Colonial are derived from the unaudited pro forma financial statements of Shell Midstream Partners, L.P. included elsewhere in this prospectus. The unaudited pro forma statement of income adjustments for Mars and Bengal were prepared as if the formation transactions related to Mars and Bengal had taken place on January 1, 2013. Dividend income received from our investment in Colonial is presented as a separate line item in the unaudited pro forma condensed combined statements of income.

The following table presents the non-GAAP financial measures of Adjusted EBITDA and cash available for distribution. For definitions of Adjusted EBITDA and cash available for distribution and a reconciliation to our most directly comparable financial measures calculated and presented in accordance with GAAP, please read “—Non-GAAP Financial Measures.”

	Ho-Ho Historical (Predecessor)				Shell Midstream Partners, L.P. Pro Forma
	Six Months Ended June 30,		Year Ended December 31,		Six Months Ended June 30, 2014	Year Ended December 31, 2013
	2014	2013	2013	2012
(unaudited)			(As Restated)(3)			(As Restated)(3)
(in millions)
Statements of Operations Data:
Total Revenue	$79.5	$53.9	$94.4	$113.0	$79.5	$94.4
Costs and Expenses:
Operations and maintenance	21.4	30.9	52.2	44.2	21.4	52.2
Loss (gain) from disposition of fixed assets	—	—	(20.8)	1.2	—	(20.8)
General and administrative	8.3	6.0	12.2	10.4	12.0	19.5
Depreciation and amortization	5.3	3.3	6.9	5.8	5.3	6.9
Property and other taxes	3.1	2.5	4.6	4.4	3.1	4.6

Total costs and expenses	38.1	42.7	55.1	66.0	41.8	62.4

Operating Income	$41.4	$11.2	$39.3	$47.0	$37.7	$32.0

Income from equity investment—Mars	—	—	—	—	12.0	21.6
Income from equity investment—Bengal	—	—	—	—	9.2	17.8
Dividend income—Colonial	—	—	—	—	2.7	5.0

Net income	$41.4	$11.2	$39.3	$47.0	$61.6	$76.4
Less:
Net income attributable to noncontrolling interests—Zydeco(1)	—	—	—	—	23.9	23.1

Net income attributable to Shell Midstream Partners	$41.4	$11.2	$39.3	$47.0	$37.7	$53.3

Net income per limited partner unit (basic and diluted):
Common units					$0.33	$0.65
Subordinated units					$0.22	$0.12
Balance Sheet Data (at period end):
Property, plant and equipment, net	$249.3	$129.1	$223.5	$107.4	$260.7
Equity method investments—Mars and Bengal	—	—	—	—	158.4
Total assets	291.4	151.7	252.2	135.2
Total debt	—	—	—	—	—
Statements of Cash Flow Data:
Net cash provided by (used in):
Operating activities	$50.1	$31.0	$26.0	$51.8
Investing activities	(46.3)	(21.0)	(82.6)	(4.8)
Financing activities	(3.8)	(10.0)	56.6	(47.0)
Other Data:
Adjusted EBITDA(2)	$46.7	$14.5	$25.4	$54.0	$65.9	$45.0
Adjusted EBITDA attributable to Shell Midstream Partners(2)					$39.0	$29.8
Capital expenditures—Ho-Ho:
Maintenance	3.7	1.0	2.2	3.5
Expansion	42.6	20.0	102.9	1.3
Cash available for distribution(2)	$58.1	$13.5	$23.2	$50.5	$42.2	$38.5

(1)	Represents net income attributable to SPLC’s ownership interest in Zydeco.
(2)	For a discussion of the non-GAAP financial measures Adjusted EBITDA and cash available for distribution, please read “—Non-GAAP Financial Measures.”
(3)	Amounts have been restated to reflect an understatement of revenues and net income of $2.8 million. This error was the result of revenue attributable to Ho-Ho that was instead recorded by an administrative error to an unrelated pipeline system owned by one of our affiliates. See Note 1 to the annual financial statements.

Non-GAAP Financial Measures

We define Adjusted EBITDA as net income before income taxes, net interest expense, gain or loss from dispositions of fixed assets, and depreciation and amortization, plus cash distributed to the partnership from equity investments for the applicable period, less income from equity investments. We define Adjusted EBITDA attributable to Shell Midstream Partners as Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests. We present these financial measures because we believe replacing our proportionate share of our equity investments’ net income with the cash received from such equity investments more accurately reflects the cash flow from our business, which is meaningful to our investors.

We compute and present cash available for distribution and define it as Adjusted EBITDA attributable to Shell Midstream Partners less maintenance capital expenditures attributable to Shell Midstream Partners, net interest paid, cash reserves and income taxes paid, plus net adjustments from volume deficiency payments attributable to Shell Midstream Partners. Cash available for distribution will not reflect changes in working capital balances.

For Mars and Bengal, we define Adjusted EBITDA as net income before net interest expense, income taxes, gain or loss from pipeline operations and depreciation and amortization, and cash available for distribution as Adjusted EBITDA less maintenance capital expenditures and cash interest expense.

Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures that management and external users of our combined financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of Adjusted EBITDA and cash available for distribution in this prospectus provides useful information to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA and cash available for distribution are net income attributable to Shell Midstream Partners and net cash provided by operating activities. Adjusted EBITDA and cash available for distribution should not be considered as an alternative to GAAP net income or net cash provided by operating activities. Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. You should not consider Adjusted EBITDA or cash available for distribution in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

The following table presents a reconciliation of Adjusted EBITDA and cash available for distribution to net income and net cash provided by (used in) operating activities, respectively, the most directly comparable GAAP financial measures, on a historical basis and pro forma basis, as applicable, for each of the periods indicated.

	Ho-Ho Historical (Predecessor)				Shell Midstream Partners, L.P. Pro Forma
(unaudited) (in millions)	Six Months Ended June 30,		Year Ended December 31,		Six Months Ended June 30, 2014	Year Ended December 31, 2013
	2014	2013	2013	2012
			(As Restated)(5)			(As Restated)(5)
Reconciliation of Adjusted EBITDA to Net Income:
Net income	$41.4	$11.2	$39.3	$47.0	$61.6	$76.4
Add:
Loss (gain) from disposition of fixed assets	—	—	(20.8)	1.2	—	(20.8)
Depreciation and amortization	5.3	3.3	6.9	5.8	5.3	6.9
Cash distribution received from equity investments—Mars(1)	—	—	—	—	11.4	3.4
Cash distribution received from equity investments—Bengal	—	—	—	—	8.8	18.5
Less:
Income from equity investment—Mars	—	—	—	—	12.0	21.6
Income from equity investment—Bengal	—	—	—	—	9.2	17.8

Adjusted EBITDA	$46.7	$14.5	$25.4	$54.0	$65.9	$45.0
Less:
Adjusted EBITDA attributable to noncontrolling interests—Zydeco	—	—	—	—	26.9	15.2

Adjusted EBITDA Attributable to Shell Midstream Partners	$46.7	$14.5	$25.4	$54.0	$39.0	$29.8
Less:
Cash interest	—	—	—	—	0.4	0.6
Maintenance capital expenditures(2)	3.7	1.0	2.2	3.5	1.6	0.9
Adjustment to insurance expense	—	—	—	—	1.3	2.9
Incremental general and administrative expense of being a public partnership	—	—	—	—	1.8	3.6
Add:
Net adjustments from volume deficiency payments attributable to Shell Midstream Partners(3)	15.1	—	—	—	6.5	—
Assumed capital contribution from SPLC to fund Mars expansion capital expenditures attributable to Shell Midstream Partners(4)	—	—	—	—	1.8	16.7

Cash Available for Distribution attributable to Shell Midstream Partners	$58.1	$13.5	$23.2	$50.5	$42.2	$38.5

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities:
Net cash provided by operating activities	$50.1	$31.0	$26.0	$51.8
Less:
Change in assets and liabilities	3.4	16.5	0.6	(2.2)

Adjusted EBITDA	$46.7	$14.5	$25.4	$54.0

(1)	Represents cash received from Mars for the period shown. For the six months ended June 30, 2014 and the year ended December 31, 2013, the distribution from Mars was net of cash reserved for significant expansion capital expenditures. Following this offering, we expect that Mars will distribute substantially all of its cash from operations.
(2)	Pro forma maintenance capital expenditures represents our proportionate ownership share of Zydeco’s maintenance capital expenditures for the periods shown.

(3)	Represents a net adjustment to reflect (a) the receipt of cash payments with respect to committed volume deficiencies under Zydeco’s FERC-approved transportation agreements that are recognized as deferred revenue and (b) the absence of such cash payments when deferred revenue is recognized upon the satisfaction or expiration of certain conditions under Zydeco’s FERC-approved transportation agreements. Please read “Management’s Discussion and Analysis of Financial Condition and Results of Operations—How We Generate Revenue.”
(4)	Reflects assumed payment by SPLC for our proportionate share of expansion capital expenditures incurred by Mars attributable to our pro forma ownership interest in Mars. During the period shown, Mars funded expansion capital expenditures with cash from operations. Following this offering, we expect that Mars will distribute substantially all of its cash from operations.
(5)	Amounts have been restated to reflect an understatement of revenue and net income of $2.8 million. This error was the result of revenue attributable to Ho-Ho that was instead recorded by an administrative error to an unrelated pipeline system owned by one of our affiliates. See Note 1 to the annual financial statements.

The following table presents for Zydeco a reconciliation of Adjusted EBITDA and cash available for distribution to net income the most directly comparable GAAP financial measure, on a historical basis and pro forma basis, as applicable, for the period indicated.

(unaudited) (in millions)	Six Months Ended June 30, 2014	Year Ended December 31, 2013
		(As Restated)(4)
Zydeco(1)
Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Income
Net income	$41.4	$39.3
Pro forma adjustments(2)	0.5	1.2

Pro Forma Net Income	$41.9	$40.5
Add:
Loss (gain) from disposition of fixed assets	—	(20.8)
Depreciation and amortization	5.3	6.9
Interest expense, net	—	—

Adjusted EBITDA	$47.2	$26.6
Less:
Maintenance capital expenditures	3.7	2.2
Cash interest expense	—	—
Add:
Net adjustments from volume deficiency payments(3)	15.1	—
Adjustment for Zydeco insurance	0.7	0.8

Cash Available for Distribution	$59.3	$25.2

Cash Distribution by Zydeco to its members—100%	$59.3	$25.2
Cash Distribution by Zydeco to Shell Midstream Partners—43.0%	$25.5	$10.8

(1)	Derived from the historical combined financial statements of Ho-Ho, our predecessor, which pipeline system will be owned by Zydeco.
(2)	Represents adjustments to general and administrative expense. Please read the accompanying notes to the unaudited pro forma condensed combined financial statements.
(3)	Represents a net adjustment to reflect (a) the receipt of cash payments with respect to committed volume deficiencies under Zydeco’s FERC-approved transportation agreements that are recognized as deferred revenue and (b) the absence of such cash payments when deferred revenue is recognized upon the satisfaction or expiration of certain conditions under Zydeco’s FERC-approved transportation agreements. Please read “Management’s Discussion and Analysis of Financial Condition and Results of Operations—How We Generate Revenue.”
(4)	Amounts have been restated to reflect an understatement of revenue and net income of $2.8 million. This error was the result of revenue attributable to Ho-Ho that was instead recorded by an administrative error to an unrelated pipeline system owned by one of our affiliates. See Note 1 to the annual financial statements.

The following table presents for Mars a reconciliation of Adjusted EBITDA and cash available for distribution to net income, the most directly comparable GAAP financial measure, on a historical basis for the period indicated.

(unaudited) (in millions)	Six Months Ended June 30, 2014	Year Ended December 31, 2013
Mars
Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Income
Net income	$41.8	$75.5
Add:
Net loss (gain) from pipeline operations	(0.6)	(9.0)
Depreciation and amortization	5.2	5.4
Interest expense, net	—	—

Adjusted EBITDA	$46.4	$71.9
Less:
Maintenance capital expenditures	—	1.6
Cash interest expense	—	—

Cash Available for Distribution	$46.4	$70.3
Less:
Cash reserves(1)	6.4	58.3

Cash Distribution by Mars to its partners—100%(2)	$40.0	$12.0

Cash Distribution by Mars to Shell Midstream Partners—28.6%	$11.4	$3.4

(1)	Represents cash reserved for significant expansion capital expenditures net of changes in working capital. Following this offering, we expect that Mars will distribute substantially all of its cash from operations.
(2)	The distribution for the six months ended June 30, 2014 reflects a $32.9 million distribution to SPLC and an affiliate of BP through June 30, 2014 and a $7.1 million distribution to an affiliate of BP on July 1, 2014.

The following table presents for Bengal a reconciliation of Adjusted EBITDA and cash available for distribution to net income, the most directly comparable GAAP financial measure, on a historical basis for the period indicated.

(unaudited) (in millions)	Six Months Ended June 30, 2014	Year Ended December 31, 2013
Bengal
Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Income
Net income	$18.7	$36.3
Add:
Net loss (gain) from pipeline operations	—	—
Depreciation and amortization	2.6	5.2
Interest expense, net	0.1	0.2

Adjusted EBITDA	$21.4	$41.7
Less:
Maintenance capital expenditures	0.5	2.5
Cash interest expense	0.1	0.2

Cash Available for Distribution	$20.8	$39.0
Less:
Cash reserves(1)	2.9	1.3

Cash Distribution by Bengal to its members—100%	$17.9	$37.7

Cash Distribution by Bengal to Shell Midstream Partners—49.0%	$8.8	$18.5

(1)	Represents a discretionary cash reserve to be used for reinvestment and other general purposes.